EXHIBIT 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K of Tungsten Corp. (the “Company”) for the period ended January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 31, 2014                                                           Signature: /s/ Guy Martin
Guy Martin
President, Chief Executive Officer, Treasurer,
Chief Financial Officer and Director (Principal Financial Officer
and Principal Accounting Officer)